SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ----------------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): March 18, 2002; amending Form 8-K filed on January 11, 2002


                        PHARMACEUTICAL RESOURCES, INC.
            (Exact name of registrant as specified in its charter)



   NEW JERSEY                 File Number 1-10827                    22-3122182
(State or other                  (Commission File Number)       (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or organization)



ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK                              10977
         (Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code: (845) 425-7100






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3

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.
------     ------------------------------------

            On January 11, 2002 we filed a Form 8-K to report that on December 28, 2001, we had entered into a letter agreement with ISP Hungary Holdings Limited, ISP Investments Inc., ISP Chemicals Inc. and ISP Technologies Inc. (we refer to these four companies as the ISP Group). A form of purchase agreement was attached to the letter agreement, which, if we executed it, would have obligated us to acquire from the ISP Group part of its fine chemicals business and all of the outstanding capital stock of ISP FineTech Ltd., an Israeli corporation specializing in the design and manufacture of certain proprietary synthetic chemical processes. The letter agreement provided for a break-up fee of $3,000,000 to be paid by us to the ISP Group if, under certain circumstances, we decided not to execute the form of purchase agreement. As a result of various events and circumstances that have occurred since announcement of the proposed transaction, on March 18, 2002, we paid to the ISP Group the break up fee, thereby completely satisfying and performing our obligation under the letter agreement and otherwise in connection with the transactions contemplated thereby. At the same time, the ISP Group confirmed our worldwide proprietary and other rights (including patent rights) to, and development of, a process to manufacture an active pharmaceutical ingredient.

(a)   Exhibits:

      99.1 Press Release Announcing the Termination of the Proposed Acquisition of the ISP Group's Fine Chemical Business.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


April 2, 2002


                                    PHARMACEUTICAL RESOURCES, INC.
                                    ------------------------------
                                         (Registrant)



                                    /s/ Dennis J. O'Connor
                                    ------------------------------------------
                                    Dennis J. O'Connor
                                    Vice President,  Chief  Financial  Officer
                                    and Secretary